Exhibit 99.2

                                Certification of
                             Chief Financial Officer
                   of American Physicians Service Group, Inc.


      This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-KSB (the "Form 10-KSB") for the year ended December 31, 2002 of American Physicians Service Group, Inc., a Texas corporation (the "Issuer").

      I, W. H. Hayes, the Chief Financial Officer of Issuer, certify that to the best of my knowledge:

         (i) the Form 10-KSB fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         (ii) the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

      Dated:  March 31, 2003.



                           /s/ W. H. Hayes
                           ---------------------------
                           W. H. Hayes
                           Senior Vice President- Finance, Secretary and Chief
                              Financial Officer

                           American Physicians Service Group, Inc.




Subscribed and sworn to before me
this 31st day of March 2003


Name:    /s/ Nancy M. Nelson
         --------------------
         Nancy M. Nelson

Title: Notary Public

My commission expires:
August 1, 2003